Exhibit 10.22

EXHIBIT A

First Amendment to the

Deckers Outdoor Corporation Deferred Compensation Plan

WHEREAS, in accordance with Section 8.2 of the Deckers Outdoor Corporation Deferred Compensation Plan (the “Plan”), Deckers Outdoor Corporation (the “Company”) may make amendments to the Plan at any time, provided that no such amendment shall adversely affect any right accrued by a Participant.

NOW, THEREFORE, effective February 19, 2010, the Plan is hereby amended as follows:

1.               Section 2.3 of the Plan is amended in its entirety to read as follows:

Eligibility; Commencement of Participation.  Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in the Plan and required by the Board, including returning all required documents to the Board within thirty (30) days (or such shorter time as the Board may determine) after he or she is selected to participate in the Plan, that Employee shall commence participation in the Plan on the first day of the pay period following the date on which the Employee completes all enrollment requirements.  However, for the initial enrollment coinciding with the establishment of the Plan, an Employee shall commence participation in the Plan on the first day of the pay period coinciding with or next following the date on which the Employee completes all enrollment requirements.  If an Employee fails to meet all such requirements within the period required, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Board of the required documents.

2.               Section 3.1(b) is amended in its entirety to read as follows:

(b)         Amount of Deferral.  A Participant shall designate on the Deferral Election form the amount of Base Salary or Bonus that is to be deferred in accordance with this Article 3. The Deferral Amount, in whole percentages or a specific dollar amount, shall not exceed fifty percent (50%) of the Participant’s Base Salary and ninety-five percent (95%) of the Participant’s Bonus; provided that the total amount deferred by a Participant shall be limited in any calendar year, if necessary, to satisfy FICA, income tax, and employee benefit plan withholding requirements as determined in the sole and absolute discretion of the Board.

IN WITNESS WHEREOF, this amendment has been executed this 19th day of February, 2010.

Deckers Outdoor Corporation

By:	/s/ Tom George

Title:	CFO